QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report with respect to Radiation Therapy Services Holdings, Inc., dated March 11, 2011 in the Registration Statement (Form S-4) and related Prospectus of Radiation Therapy Services, Inc. for the registration of $50,000,000 of 9 7/8% Senior Subordinated Notes due 2017.

/s/ Ernst & Young LLP

Certified Public Accountants
Tampa, Florida
March 28, 2011

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm